Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES

FIRST QUARTER 2021 RESULTS

THE WOODLANDS, Texas, May 4, 2021 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) today announced first quarter 2021 results.

First quarter 2021 revenue was $77 million, a sequential increase of 2% over the fourth quarter of 2020.  Net loss before discontinued operations was $11.9 million, inclusive of $6.6 million of non-recurring charges and expenses. This compares to a net loss before discontinued operations of $7.1 million in the fourth quarter, inclusive of $3.4 million of non-recurring charges and expenses.  Net income per share attributable to TETRA stockholders in the first quarter was $0.86, which includes a $121 million gain following the deconsolidation of CSI Compressco LP (“CSI Compressco”), approximately $107 million of which was non-cash.  Excluding the non-recurring charges and expenses, the net loss per share attributable to TETRA stockholders was $0.04.  Adjusted EBITDA excluding non-recurring charges, was $9.0 million, which includes a $4.0 million benefit from the increase in TETRA’s equity ownership in Standard Lithium and CSI Compressco.  Cash flow from operating activities was $5.8 million in the first quarter of 2021 and compares to $12.1 million in the fourth quarter of 2020, while adjusted free cash flow from continuing operations was $5.4 million, compared to $15.6 million in the fourth quarter of 2020. Total debt of $171 million at the end of the first quarter 2021 was reduced by $29 million from the fourth quarter of 2020.  Net debt at the end of the first quarter was $117 million.

Brady Murphy, TETRA’s Chief Executive Officer, stated, “The first quarter of 2021 represents a full year since the start of the global COVID-19 pandemic and despite the February winter storm impacting our quarterly financial results, I am pleased with the critical milestones we achieved during the quarter that are accelerating our opportunities in low carbon energy markets and positioning us very well for an improving oil and gas market. During the quarter we accomplished a successful deconsolidation of CSI Compressco, reduced our total debt by $29 million, achieved eight straight quarters of positive adjusted free cash flow from continuing operations, maintained positive adjusted EBITDA for our Water and Flowback segment despite the historical February winter storm impact, and advanced several of our low carbon initiatives ahead of schedule including our announcement yesterday on our strategic partnership with CarbonFree for Carbon Capture Utilization and Storage (CCUS).   As oil prices reached pre-COVID-19 levels and stabilized for the past few months, we believe both the U.S. and international markets will continue with meaningful recovery for the rest of 2021 with continuing momentum into 2022.

“In the first quarter, we generated $9.0 million of adjusted EBITDA which was inclusive of an estimated unfavorable impact of $3.1 million due to the severe weather conditions during February that shut down fracking activity in several of our key markets ~~a~~nd negatively impacted the supply chain for our industrial chemicals operations.  In March we saw a strong rebound of activity with double digit adjusted EBITDA margins in our Water & Flowback Services segment and over 25% adjusted EBITDA margins for our Completion Fluids & Products segment. As we enter the second quarter, we see stronger activity levels that are well above our March run rate. We are optimistic for delivering a very solid second quarter that will be representative of what we can achieve in the current market environment as we leverage our strong industrial chemicals business, proprietary automation technology, and strong international and offshore market position for completion fluids.  Although we are seeing some inflationary costs for fuel and wages, we have been successful pushing across price increases which will allow us to further improve our margins in the US onshore business.  Since the issuance of our prior press release, we secured a second project in Argentina for a fully automated sand recovery using our proprietary SandstromTM advanced cyclone technology.  Our TETRA BlueLinxTM digitized control system solution continues to be a key enabler for our integrated water management projects as we achieved a record high 47 integrated water management projects with 22 different customers in the first quarter, up from 35 projects in the fourth quarter.  Our Northern Europe industrial chemicals business is off to a strong start in the second quarter, as they have also been able to successfully secure price increases.

“Adjusted EBITDA in the first quarter included $4.0 million in gains on the increased equity value of our holdings in CSI Compressco LP and Standard Lithium where we own approximately 11% and 1%, respectively.  Following the earlier announcement on the deconsolidation of CSI Compressco and reflecting the $77 million of cash from operating activities and the $59 million of adjusted free cash flow from continuing operations that we generated in 2020, we have reduced our term loan by $36 million from $220.5 million as of September 30, 2020 to $184.2 million as of March 31, 2021.  Additionally, at the end of March no amounts were outstanding under our bank revolver.

“We continue to invest significant management time and technical expertise to evolve our low carbon opportunities with meaningful advancements in each of the key areas of Carbon Capture Utilization and Storage as well as zinc bromide and lithium for energy storage.  We are pleased to announce that we reached an agreement with CarbonFree yesterday in which we believe is a step change for the technical and commercial model for Carbon Capture Utilization and Storage.  We have also qualified our “TETRA PureFlow” ultra pure zinc bromide with two technology leaders in the energy storage space, with first revenues expected as early as this year.  In April we received our additional Standard Lithium shares per our agreement.  We expect to continue to make meaningful progress on these initiatives in the coming quarters to further evolve our diverse revenue stream and to accelerate our entry into low carbon energy.”

This press release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted earnings per share attributable to TETRA stockholders, Adjusted EBITDA, and Adjusted EBITDA Margin (Adjusted EBITDA as a percent of revenue) on consolidated and segment basis, Adjusted income/(loss) before tax, adjusted free cash flow from continuing operations, and net debt.  Please see Schedules E through I for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter Results and Highlights

A summary of key financial metrics for the first quarter are as follows:

First Quarter 2021 Results
	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Thousands, Except per Share Amounts)
Revenue	$77,324	$75,458	$132,704
(Loss)/income before discontinued operations	(11,943)	(7,097)	2,992
Adjusted EBITDA before discontinued operations	8,981	11,001	21,832
GAAP EPS before discontinued operations attributable to TETRA stockholders	(0.10)	(0.06)	0.02
Adjusted EPS attributable to TETRA stockholders	(0.04)	(0.03)	0.04
GAAP net cash provided by operating activities	5,819	12,085	22,176
Adjusted free cash flow from continuing operations	$5,369	$15,585	$4,495

Completion Fluids & Products first quarter of 2021 revenue of $46.5 million increased 5% from the fourth quarter of 2020 driven by higher calcium chloride sales on the winter weather conditions and improving oil and gas demand, somewhat offsetting lower sales for our high value completion fluids for international and offshore oil and gas markets. Completion Fluids & Products income before taxes was $9.0 million in the first quarter (19.4% of revenue) compared to $11.0 million (24.9% of revenue) in the fourth quarter of 2020.  Adjusted EBITDA of $11.0 million decreased $3.4 million sequentially.  First quarter Adjusted EBITDA included $1.1 million favorable impact from the Company’s agreement with Standard Lithium.  We estimate that the first quarter adverse weather conditions negatively impacted our chemical operations by approximately by $0.8 million in adjusted EBITDA, mainly on a disruption to our chemicals supply chain and onshore fluids.

Water & Flowback Services revenue was $30.8 million in the first quarter of 2021, a decrease of 2% from the fourth quarter of 2020, and loss before taxes was $5.5 million.  Adjusted EBITDA of $0.9 million (2.9% of revenue) decreased $2.8 million sequentially as the winter storms resulted in activity shutting down for a period of time in certain regions of the Southwest United States.  We estimate that the impact from the adverse weather conditions reduced adjusted EBITDA by approximately $2.3 million during the first quarter.

Free Cash Flow and Balance Sheet

Cash from operating activities was $5.8 million in the first quarter while adjusted free cash flow from continuing operations was $5.4 million.  Liquidity at the end of first quarter was $81 million, an improvement of $18 million from the same period last year.  Liquidity is defined as unrestricted cash plus availability under the revolving credit facility.  At the end of the first quarter unrestricted cash was $54 million and availability under our credit facility was $27 million.  Long-term debt was $171 million, while net debt was $117 million - an improvement of $16 million sequentially.

Non-recurring Charges and Expenses Items

Non-recurring charges and expenses are reflected on Schedule E and include $3.4 million of cumulative adjustments to long-term incentive cash value awards, $2.6 million of transaction expenses mainly related to the CSI Compressco deconsolidation and $0.6 million restructuring and other expenses.  Income from discontinued operations was $121 million reflecting a $121 million gain on the deconsolidation of CSI Compressco, $107 million of which was non-cash.

Conference Call

TETRA will host a conference call to discuss these results today, May 4, 2021, at 10:30 a.m. Eastern Time. The phone number for the call is 1-888-347-5303. The conference call will also be available by live audio webcast and may be accessed through the Company's investor relations website at http://ir.tetratec.com/events-and-webcasts. A replay of the conference call will be available at 1-877-344-7529 conference number 10155551, for one week following the conference call and the archived webcast will be available through the Company's website for thirty days following the conference call.

Investor Contact

For further information: Elijio Serrano, CFO, TETRA Technologies, Inc., The Woodlands, Texas, Phone: 281.367.1983, www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Statement Regarding Use of Non-GAAP Financial Measures

Schedule E: Special Items

Schedule F: Non-GAAP Reconciliation to GAAP Financials

Schedule G: Non-GAAP Reconciliation of Net Debt

Schedule H: Non-GAAP Reconciliation to Adjusted Free Cash Flow From Continuing Operations

Schedule I: Non-GAAP Reconciliation to Adjusted EBITDA Margins and Adjusted Income (Loss) Before Tax Margins

Company Overview and Forward-Looking Statements

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, and production well testing.  TETRA owns an 11% equity interest in CSI Compressco LP (NASDAQ: CCLP) and approximately 1% equity interest in Standard Lithium (TSX: SLL).

Cautionary Statement Regarding Forward Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning economic and operating conditions that are outside of our control, including the trading price of our common stock; the current significant surplus in the supply of oil and the ability of the OPEC and other oil producing nations to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently, which is negatively impacting our business; the availability of adequate sources of capital to us; curtailments in production and completion activities related to extreme winter weather; potential revenue associated with prospective energy storage projects or our pending carbon capture partnership, expected customer drilling activity, resumption of shut-in oil production and capital spending and maintenance spending for 2021 and 2022; the availability of raw materials and labor at reasonable prices; risks related to acquisitions and our growth strategy; restrictions under our debt agreements and the consequences of any failure to comply with debt covenants; the effect and results of litigation, regulatory matters, settlements, audits, assessments, and contingencies; risks related to our foreign operations; information technology risks including the risk of cyber-attacks; the severity and duration of the COVID-19 pandemic and related economic repercussions and the resulting negative impact on the demand for oil and gas; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts, and supply chain disruptions; other global or national health concerns; and projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Thousands, Except per Share Amounts)
Revenues	$77,324	$75,458	$132,704

Cost of sales, services, and rentals	60,614	53,239	94,115
Depreciation, amortization, and accretion	8,951	9,280	9,552
Impairments and other charges	—	458	—
Insurance recoveries	(110)	—	—
Total cost of revenues	69,455	62,977	103,667
Gross profit	7,869	12,481	29,037

General and administrative expense	20,012	16,363	20,348
Interest expense, net	4,404	4,692	5,292
Warrants fair value adjustment expense (income)	323	76	(338)
Other (income) expense, net	(5,095)	(1,434)	22
(Loss) income before taxes and discontinued operations	(11,775)	(7,216)	3,713
Provision for income taxes	168	(119)	721
(Loss) income before discontinued operations	(11,943)	(7,097)	2,992
Discontinued operations:
Income (Loss) from discontinued operations, net of taxes	120,990	(22,895)	(13,368)
Net income (loss)	109,047	(29,992)	(10,376)
Less: (income) loss attributable to noncontrolling interest ($333 income in 2021 and $8,834 loss in 2020 related to discontinued operations)	(333)	14,957	8,825
Net income (loss) attributable to TETRA stockholders	$108,714	$(15,035)	$(1,551)

Basic per share information:
(Loss) income from continuing operations attributable to TETRA stockholders	$(0.10)	$(0.06)	$0.02
Income (loss) from discontinued operations attributable to TETRA stockholders	$0.96	$(0.06)	$(0.03)
Net income (loss) attributable to TETRA stockholders	$0.86	$(0.12)	$(0.01)
Weighted average shares outstanding	126,149	125,976	125,587

Diluted per share information:
(Loss) income from continuing operations attributable to TETRA stockholders	$(0.10)	$(0.06)	$0.02
Income (loss) from discontinued operations attributable to TETRA stockholders	$0.96	$(0.06)	$(0.03)
Net income (loss) attributable to TETRA stockholders	$0.86	$(0.12)	$(0.01)
Weighted average shares outstanding	126,149	125,976	125,597

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Thousands)
Revenues by segment:
Completion Fluids & Products Division	$46,522	$44,128	$75,237
Water & Flowback Services Division	30,802	31,330	57,467
Eliminations and other	—	—	—
Total revenues	$77,324	$75,458	$132,704

Gross profit (loss) by segment:
Completion Fluids & Products Division	$11,650	$14,226	$25,964
Water & Flowback Services Division	(3,615)	(1,573)	3,267
Eliminations and other	(166)	(172)	(194)
Total gross profit	$7,869	$12,481	$29,037

Income (loss) before taxes by segment:
Completion Fluids & Products Division	$9,010	$10,979	$19,396
Water & Flowback Services Division	(5,480)	(3,442)	(2,244)
Eliminations and other	(15,305)	(14,753)	(13,439)
Total income (loss) before taxes	$(11,775)	$(7,216)	$3,713

Please note that the above results by Segment include special charges and expenses. Please see Schedule E for details of those special charges and expenses.

Schedule C: Consolidated Balance Sheet (March 31, 2021 Unaudited)

	March 31, 2021	December 31, 2020
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$54,163	$67,252
Accounts receivable, net	62,408	64,078
Inventories	74,460	76,658
Assets of discontinued operations	—	710,006
Other current assets	14,361	13,552
PP&E, net	92,555	96,856
Operating lease right-of-use assets	41,293	43,448
Other assets	67,938	60,989
Total assets	$407,178	$1,132,839

Liabilities of discontinued operations	$1,746	$734,039
Other current liabilities	73,323	64,039
Long-term debt	171,160	199,894
Long-term portion of asset retirement obligations	12,620	12,484
Warrant’s liability	521	198
Operating lease liabilities	35,608	37,569
Other long-term liabilities	9,733	13,554
Equity	102,467	71,062
Total liabilities and equity	$407,178	$1,132,839

Schedule D: Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial results determined in accordance with U.S. GAAP, this press release may include the following non-GAAP financial measures for the Company: net debt; adjusted consolidated and segment income (loss) before taxes and special charges; adjusted diluted earnings (loss) per share before discontinued operations; consolidated and segment adjusted EBITDA; net income (loss) before taxes, Adjusted income (loss) before tax, Adjusted income (loss) before tax as a % of revenue, adjusted free cash flow from continuing operations; and segment adjusted EBITDA as a percent of revenue (“Adjusted EBITDA margin”). The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with U.S. GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the Segment’s) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share before discontinued operations is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits). Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and certain non-cash charges and non-recurring adjustments. Adjusted EBITDA before discontinued operations (and Adjusted EBITDA margin) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Adjusted income before tax is defined as earnings (loss) before interest, taxes, impairments and certain non-cash charges and non-recurring adjustments.  Adjusted income before tax (and Adjusted income before tax as a percent of revenue or Adjusted income before tax margin which is Adjusted income before tax divided by revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s normalized profitability while excluding any unusual, non-recurring items and tax benefits or detriment.

Adjusted free cash flow from continuing operations is defined as cash from operations less discontinued operations EBITDA and discontinued operations capital expenditures, less capital expenditures net of sales proceeds and cost of equipment sold and including cash distributions to TETRA from CSI Compressco LP and cash from other investments. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group.

Adjusted free cash flow from continuing operations do not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

Net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the balance sheet. Management views net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Special Items (Unaudited)

	Three Months Ended
	March 31, 2021
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(5,156)	$168	$—	$(5,324)	$(0.04)
Stock warrant fair value adjustment	(323)	—	—	(323)	0.00
Transaction and other expenses	(2,550)	—	—	(2,550)	(0.02)
Adjustment to long-term incentives	(2,897)	—	—	(2,897)	(0.02)
Former CEO stock appreciation right expense	(509)	—	—	(509)	(0.00)
Restructuring charges	(340)	—	—	(340)	0.00
Net income (loss) from continuing operations attributable to TETRA stockholders	(11,775)	168	—	(11,943)	(0.10)
Income from discontinued operations				120,657	0.96
Net Income (loss) attributable to TETRA stockholders, as reported				$108,714	$0.86
	Three Months Ended December 31, 2020

	Income (Loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(3,775)	$(119)	$(16)	$(3,640)	$(0.03)
Stock Warrant fair value adjustment	(76)	—	—	(76)	0.00
Transaction and other expenses	(826)	—	—	(826)	(0.01)
Restructuring charges	(984)	—	—	(984)	(0.01)
Severance	(332)	—	—	(332)	0.00
Bad Debt	(1,223)	—	—	(1,223)	(0.01)
Net income (loss) from continuing operations attributable to TETRA stockholders	(7,216)	(119)	(16)	(7,081)	(0.06)
Loss from discontinued operations				(7,954)	(0.06)
Net Income (loss) attributable to TETRA stockholders, as reported				$(15,035)	$(0.12)

	Three Months Ended
	March 31, 2020
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$5,844	$721	$9	$5,114	$0.04
Stock warrant fair value adjustment	338	—	—	338	0.00
Transaction and other expenses	(130)	—	—	(130)	(0.00)
Restructuring charges	(259)	—	—	(259)	0.00
Severance	(1,062)	—	—	(1,062)	(0.01)
Bad debt	(1,018)	—	—	(1,018)	(0.01)
Net income (loss) from continuing operations attributable to TETRA stockholders	3,713	721	9	2,983	0.02
Loss from discontinued operations				(4,314)	(0.03)
Net Income (loss) attributable to TETRA stockholders, as reported				$(1,331)	$(0.01)

Schedule F: Non-GAAP Reconciliation to GAAP Financials (Unaudited)*

	Three Months Ended
	March 31, 2021
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Compensation Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$9,010	$462	$9,472	$(138)	$1,705	$—	$11,039
Water & Flowback Services Division			(5,480)	—	(5,480)	(522)	6,899	—	897
Eliminations and other			3	—	3	—	(3)	—	—
Subtotal			3,532	462	3,995	(660)	8,601	—	11,936
Corporate G&A			(13,020)	5,835	(7,185)	—	—	962	(6,223)
Other			(2,288)	323	(1,965)	5,064	169	—	3,268
TETRA excluding Discontinued Operations	$(11,943)	$168	$(11,775)	$6,620	$(5,155)	$4,404	$8,770	$962	$8,981

	Three Months Ended
	December 31, 2020
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Compensation Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$10,979	$1,880	$12,859	$(265)	$1,810	$—	$14,404
Water & Flowback Services Division			(3,442)	875	(2,567)	(1,506)	7,757	—	3,684
Eliminations and other			4	—	4	—	(4)	—	—
Subtotal			7,541	2,755	10,296	(1,771)	9,563	—	18,088
Corporate G&A			(7,550)	610	(6,940)			991	(5,949)
Other			(7,207)	76	(7,131)	5,817	176	—	(1,138)
TETRA excluding Discontinued Operations	$(7,097)	$(119)	$(7,216)	$3,441	$(3,775)	$4,046	$9,739	$991	$11,001

	Three Months Ended
	March 31, 2020
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Compensation Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$19,396	$450	$19,846	$(154)	$1,934	$—	$21,626
Water & Flowback Services Division			(2,244)	1,607	(637)	(9)	7,425	—	6,779
Eliminations and other			5	—	5	—	(4)	—	1
Subtotal			17,157	2,057	19,214	(163)	9,355	—	28,406
Corporate G&A			(8,081)	411	(7,670)	—	—	1,145	(6,525)
Other			(5,363)	(338)	(5,701)	5,455	197	—	(49)
TETRA excluding Discontinued Operations	$2,992	$721	$3,713	$2,130	$5,843	$5,292	$9,552	$1,145	$21,832

* Excludes the impact from discontinued operations.

Schedule G: Non-GAAP Reconciliation of Net Debt (Unaudited)

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

(In Millions)	March 31, 2021

Non-restricted cash	$54.2
Term Credit Agreement	171.2
Net debt	$117.0

Schedule H: Non-GAAP Reconciliation to Adjusted Free Cash Flow From Continuing Operations (unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Thousands)
Cash from operating activities	$5,819	$12,085	$22,176
Less: Discontinued operations operating activities (adjusted EBITDA)	(416)	7,033	13,368
Cash from continued operating activities	8,589	5,052	8,808
Continuing operations capital expenditures	(3,220)	(3,830)	(4,482)
Proceeds from sale of compressors to Spartan	—	14,195	—
Distributions from CSI Compressco LP (1)	—	168	169
Cash from other investments	2,354	—	—
Adjusted Free Cash Flow From Continuing Operations	$5,369	$15,585	$4,495

(1 Following the GP Sale on January 29, 2021, TETRA retained a 10.9% limited partner interest in CCLP.

Schedule I: Non-GAAP Reconciliation to Adjusted EBITDA Margins and Adjusted Income (Loss) before tax margins (Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In Thousands)

Consolidated
Revenue	$77,324	$75,458	$132,704
Income (loss) before tax	(11,775)	(7,216)	3,713
Adjusted income (loss) before tax (Schedule F)	(5,155)	(3,775)	5,843
Adjusted EBITDA (Schedule F)	8,981	11,001	21,832
Income (loss) before tax as a % of revenue	(15.2)%	(9.6)%	2.8%
Adjusted Income (Loss) before tax as a % of revenue	(6.7)%	(5.0)%	4.4%
Adjusted EBITDA as a % of revenue	11.6%	14.6%	16.5%

Completion Fluids & Products
Revenue	$46,522	$44,128	$75,237
Income (loss) before tax	9,010	10,979	19,396
Adjusted income (loss) before tax (Schedule F)	9,472	12,859	19,846
Adjusted EBITDA (Schedule F)	11,039	14,404	21,626
Income (loss) before tax as a % of revenue	19.4%	24.9%	25.8%
Adjusted Income (Loss) before tax as a % of revenue	20.4%	29.1%	26.4%
Adjusted EBITDA as a % of revenue	23.7%	32.6%	28.7%

Water & Flowback Services
Revenue	$30,802	$31,330	$57,467
Income (loss) before tax	(5,480)	(3,442)	(2,244)
Adjusted income (loss) before tax (Schedule F)	(5,480)	(2,567)	(637)
Adjusted EBITDA (Schedule F)	897	3,684	6,779
Income (loss) before tax as a % of revenue	(17.8)%	(11.0)%	(3.9)%
Adjusted Income (Loss) before tax as a % of revenue	(17.8)%	(8.2)%	(1.1)%
Adjusted EBITDA as a % of revenue	2.9%	11.8%	11.8%